SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): September 16, 1998



                          INTERNATIONAL FIBERCOM, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                     Arizona
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


        1-9690                                         86-0271282
------------------------                    ------------------------------------
(Commission File Number)                    (IRS Employer Identification Number)




              3410 E. University, Suite 180, Phoenix, Arizona 85034
              -----------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (602) 941-1900


                                 Not Applicable
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (a) THE FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. The financial statements and schedules for United Tech, Inc. and Diversitec, Inc. which were previously omitted from the Form 8-K filed on August 10, 1998 are included herewith commencing on page F-1.

         (b) PRO FORMA FINANCIAL INFORMATION. See (a) above.

         (c) EXHIBITS. None.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        INTERNATIONAL FIBERCOM, INC.




                                        /s/ Joseph P. Kealy
                                        ---------------------------------------
                                        Joseph P. Kealy
                                        Chairman of the Board and President

Dated: November 13, 1998

                          INDEPENDENT AUDITORS' REPORT


To The Stockholders and Board of Directors of
United Tech, Inc.


We have audited the accompanying balance sheet of United Tech, Inc. as of December 31, 1997, and the related statements of operations, changes in stockholder's equity, and cash flows for the year ended December 31, 1997 and for the period from the date of inception, December 2, 1996 through December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Tech, Inc. as of December 31, 1997, and the results of its operations, changes in stockholder's equity, and cash flows for the year ended December 31, 1997 and for the period from the date of inception, December 2, 1996 through December 31, 1996, in conformity with generally accepted accounting principles.


Semple & Cooper, LLP
Certified Public Accountants

Phoenix, Arizona
August 21, 1998

                                UNITED TECH, INC.
                                 BALANCE SHEETS

                                     ASSETS

                                                                             (UNAUDITED)
                                                            December 31,       June 30,
                                                                1997             1998
                                                            ------------     -----------
Current Assets:
   Cash and cash equivalents (Notes 1 and 2)                $   329,630      $   173,283
   Accounts receivable (Notes 1 and 2)                          286,820          984,095
   Inventory (Note 1)                                           551,291        1,078,013
                                                            -----------      -----------
        Total Current Assets                                  1,167,741        2,235,391
                                                            -----------      -----------
Property and Equipment: (Note 1)
   Office equipment                                               4,048            4,048
   Furniture and fixtures                                         1,980            1,980
   Warehouse equipment                                            4,316            5,125
                                                            -----------      -----------
                                                                 10,344           11,153
   Less: accumulated depreciation                                (8,637)          (9,737)
                                                            -----------      -----------
                                                                  1,707            1,416
                                                            -----------      -----------
Other Assets:
   Refundable deposits                                              550              550
                                                            -----------      -----------
        Total Assets                                        $ 1,169,998      $ 2,237,357
                                                            ===========      ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts payable (Note 2)                                $   245,444      $   312,222
   Accrued pension expense (Note 4)                              67,816           30,000
                                                            -----------      -----------
        Total Current Liabilities                               313,260          342,222
                                                            -----------      -----------

Commitments: (Note 3)                                              --               --

Stockholders' Equity:
   Common stock - $1 par value; 7,500
     shares authorized; 980 shares
     issued and outstanding                                         980              980
   Retained earnings                                            855,758        1,894,155
                                                            -----------      -----------
        Total Stockholders' Equity                              856,738        1,895,135
                                                            -----------      -----------
        Total Liabilities and Stockholders'
          Equity                                            $ 1,169,998      $ 2,237,357
                                                            ===========      ===========

                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                                UNITED TECH, INC.
                            STATEMENTS OF OPERATIONS

                                                                     (UNAUDITED)
                             Year Ended      Period Ended       Six Month Periods Ended
                             ----------      ------------       -----------------------
                            December 31,     December 31,       June 30,         June 30,
                               1997             1996              1998             1997
                               ----             ----              ----             ----
Sales                       $ 8,345,581      $      --        $ 8,373,335      $ 3,771,956

Cost of Sales                 5,706,945             --          5,727,829        2,238,980
                            -----------      -----------      -----------      -----------
Gross Profit                  2,638,636             --          2,645,506        1,532,976

General and Adminis-
  trative Expenses            1,559,568            5,883        1,621,467          853,637
                            -----------      -----------      -----------      -----------
Income (Loss) from
  Operations                  1,079,068           (5,883)       1,024,039          679,339
                            -----------      -----------      -----------      -----------
Other Income (Expense):
   Interest income                6,717             --             14,358            1,350
   Interest expense             (24,144)            --               --            (24,144)
                            -----------      -----------      -----------      -----------

                                (17,427)            --             14,358          (22,794)
                            -----------      -----------      -----------      -----------

Net Income (Loss)             1,061,641           (5,883)       1,038,397          656,545

Pro Forma Income Tax
  Benefit (Expense)
  (Unaudited)                  (395,894)           2,300         (396,777)        (244,158)
                            -----------      -----------      -----------      -----------
Net Income (Loss) After
  Pro Forma Income Tax
  Adjustment
  (Unaudited)               $   665,747      $    (3,583)     $   641,620      $   412,387
                            ===========      ===========      ===========      ===========

                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                                UNITED TECH, INC.
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                Common Stock                                Total
                                         --------------------------       Retained       Stockholders'
                                           Shares          Amount         Earnings          Equity
                                           ------          ------         --------          ------
Balance at December 2, 1996                     --       $      --       $      --        $      --

Issuance of common stock                         500             500            --                500

Net loss for the period from the
  date of inception, December 2,
  1996 through December 31, 1996                --              --            (5,883)          (5,883)
                                         -----------     -----------     -----------      -----------

Balance at December 31, 1996                     500             500          (5,883)          (5,383)

Issuance of common stock                         480             480            --                480

Net income for the year ended
  December 31, 1997                             --              --         1,061,641        1,061,641

Cash dividends                                  --              --          (200,000)        (200,000)
                                         -----------     -----------     -----------      -----------

Balance at December 31, 1997                     980             980         855,758          856,738

Net income for the six month
  period ended June 30, 1998
  (Unaudited)                                   --              --         1,038,397        1,038,397
                                         -----------     -----------     -----------      -----------

Balance at June 30, 1998 (Unaudited)             980     $       980     $ 1,894,155      $ 1,895,135
                                         ===========     ===========     ===========      ===========

                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                                UNITED TECH, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                   (UNAUDITED)
                                           Year Ended     Period Ended        Six Month Periods Ended
                                           ----------     ------------        -----------------------
                                          December 31,    December 31,        June 30,        June 30,
                                             1997            1996               1998            1997
                                             ----            ----               ----            ----
Increase (Decrease) in Cash
  and Cash Equivalents:

Cash flows from operating activities:
    Cash received from
      customers                           $ 8,058,761      $      --        $ 7,676,060      $ 3,469,872
    Cash paid to suppliers
      and employees                        (7,475,191)         (27,149)      (7,845,956)      (3,118,975)
    Interest received                           6,717             --             14,358            1,350
    Interest paid                             (24,144)            --               --            (24,144)
                                          -----------      -----------      -----------      -----------
      Net cash provided (used)
        by operating activities               566,143          (27,149)        (155,538)         328,103
                                          -----------      -----------      -----------      -----------
Cash flows from investing activities:
    Purchase of property and
      equipment                                (7,781)          (2,563)            (809)          (3,932)
                                          -----------      -----------      -----------      -----------
      Net cash used by
        investing activities                   (7,781)          (2,563)            (809)          (3,932)
                                          -----------      -----------      -----------      -----------
Cash flows from financing activities:
    Proceeds from notes payable
      - stockholder                           363,835          132,038             --            363,835
    Repayment of notes payable
      - stockholder                          (495,873)            --               --           (493,835)
    Proceeds from sale of
      common stock                                480              500             --               --
    Payment of dividends                     (200,000)            --               --               --
                                          -----------      -----------      -----------      -----------
      Net cash provided (used)
        by financing activities              (331,558)         132,538             --           (130,000)
                                          -----------      -----------      -----------      -----------
Net increase (decrease) in
  cash and cash equivalents                   226,804          102,826         (156,347)         194,171

Cash and cash equivalents
  at beginning of period                      102,826             --            329,630          102,826
                                          -----------      -----------      -----------      -----------
Cash and cash equivalents
  at end of period                        $   329,630      $   102,826      $   173,283      $   296,997
                                          ===========      ===========      ===========      ===========

                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                                UNITED TECH, INC.
                      STATEMENTS OF CASH FLOWS (Continued)

                                                                                 (UNAUDITED)
                                      Year Ended       Period Ended        Six Month Periods Ended
                                      ----------       ------------        -----------------------
                                      December 31,      December 31,       June 30,       June 30,
                                         1997              1996             1998            1997
                                         ----              ----             ----            ----
Reconciliation of Net Income
  (Loss) to Net Cash Provided
  (Used) by Operating Activities:

Net Income (Loss)                     $ 1,061,641      $    (5,883)     $ 1,038,397      $   656,545
                                      -----------      -----------      -----------      -----------
Adjustments to Reconcile Net
  Income (Loss) to Net Cash
  Provided (Used) by
  Operating Activities:
    Depreciation                            8,553               84            1,100            4,277

Changes in Assets and
  Liabilities:
    Accounts receivable                  (286,820)            --           (697,275)        (302,084)
    Inventory                            (530,141)         (21,150)        (526,722)        (173,394)
    Refundable deposits                      (350)            (200)            --               (200)
    Accounts payable                      245,444             --             66,778           75,143
    Accrued pension expense                67,816             --            (37,816)          67,816
                                      -----------      -----------      -----------      -----------

                                         (495,498)         (21,266)      (1,193,935)        (328,442)
                                      -----------      -----------      -----------      -----------
Net cash provided (used) by
  operating activities                $   566,143      $   (27,149)     $  (155,538)     $   328,103
                                      ===========      ===========      ===========      ===========

                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                                UNITED TECH, INC.
                          NOTES TO FINANCIAL STATEMENTS

1.   Summary of Significant Accounting Policies, Nature of Operations and Use of
     Estimates:

     Operations:

     United Tech, Inc. is a Corporation which was duly formed and organized under the laws of the State of Florida on December 2, 1996. The principal business purpose of the Company is to sell and distribute new and secondary market telephony equipment to telephone service providers and other vendors throughout the United States.

     Pervasiveness of Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Interim Financial Information:

     The interim financial statements for the six month period ended June 30, 1998 are unaudited. In the opinion of management, such statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair representation of the results of the interim period. The results of operations for the six month period ended June 30, 1998 are not necessarily indicative of the results for the entire year.

     Fair Value of Financial Instruments:

     Cash, accounts receivable and accounts payable approximate fair value due to their short-term nature.

     Cash and Cash Equivalents:

     For financial accounting purposes, cash and cash equivalents are considered to be all highly liquid investments purchased with an initial maturity of three (3) months or less.

                                UNITED TECH, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)

1.   Summary of Significant Accounting Policies, Nature of Operations and Use of
     Estimates: (Continued)

     Accounts Receivable:

     Accounts receivable represents amounts billed but uncollected for sales of telephony equipment. The Company follows the allowance method of recognizing uncollectible accounts receivable. The allowance method recognizes bad debt expense as a percentage of accounts receivable based on a review of the individual accounts outstanding, and the Company's prior history of uncollectible accounts receivable. Management believes all receivables are fully collectible as of December 31, 1997 and June 30, 1998. Accordingly, no provision for uncollectible accounts has been included in the accompanying financial statements. For the years ended December 31, 1997 and 1996, and for the six month periods ended June 30, 1998 and 1997 (unaudited), the Company had no bad debt expense.

     Inventories:

     Inventories are maintained on a perpetual system, and are stated at the lower of cost, first-in, first-out method, or market. Inventories consist of new and used telephony equipment. The Company periodically reviews its inventory and makes a provision for damaged or obsolete inventory, if necessary. No provision for damaged or obsolete inventory has been included in the accompanying financial statements.

     Property and Equipment:

     Property and equipment are recorded at cost. Depreciation is provided for on the accelerated method over the estimated useful lives of the assets. The average lives range from five (5) to seven (7) years. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized when incurred. Depreciation expense for the years ended December 31, 1997 and 1996 was $8,553 and $84, respectively. Depreciation expense for the six month periods ended June 30, 1998 and 1997 was $1,100 and $4,277, (unaudited), respectively.

     Warranties:

     The Company provides a standard ninety (90) day warranty on all products sold. The warranty requires the Company to repair or replace, at its option, all defective components on such products. At December 31, 1997 and June 30, 1998, no reserve for future warranty costs has been accrued due to limited sales returns, and management's belief that warranty costs will not be material to the operating results of the Company.

                                UNITED TECH, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)

1.   Summary of Significant Accounting Policies, Nature of Operations and Use of
     Estimates: (Continued)

     Income Taxes:

     For federal tax reporting purposes, the Company operates as a Sub-Chapter S Corporation. As such, all taxable income and available tax credits are passed from the corporate entity to the individual stockholders. It is the responsibility of the individual stockholders to report the taxable income and tax credits, and to pay any resulting income taxes. Accordingly, no provisions were made for federal and state income taxes payable in the accompanying financial statements. However, a pro forma income tax benefit (expense) has been provided in the statement of operations. The S Corporation election was revoked effective September 1, 1998 upon the acquisition by International FiberCom, Inc. (See Note 6).

2.   Concentrations:

     Credit Risk:

     The Company maintains its checking account at Nations Bank. Deposits not to exceed $100,000 at the institution are insured by the Federal Deposit Insurance Corporation. At December 31, 1997 and June 30, 1998, the Company has uninsured cash in the approximate amounts of $330,000 and $73,000 (unaudited), respectively.

     Major Customers:

     For the year ended December 31, 1997, the Company had two (2) major customers representing forty-three percent (43%) and sixteen percent (16%) of sales, respectively. At December 31, 1997, the amount due from the two
     (2) customers included in accounts receivable was $25,546.

     For the six month period ended June 30, 1998, the Company had two (2) major customers representing fifty-nine percent (59%) (unaudited) and twelve percent (12%) (unaudited) of sales, respectively. At June 30, 1998, the amount due from the two (2) customers included in accounts receivable was $479,055 (unaudited).

     For the six month period ended June 30, 1997, the Company had two (2) major customers representing forty-one percent (41%) (unaudited) and twenty-two percent (22%) (unaudited) of sales, respectively. At June 30, 1997, the amount due from the two (2) customers included in accounts receivable was $78,417 (unaudited).

                                UNITED TECH, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)

2.   Concentrations: (Continued)

     Major Suppliers:

     For the year ended December 31, 1997, the Company had three (3) major suppliers representing twelve percent (12%), eleven percent (11%), and eleven percent (11%) of purchases, respectively. At December 31, 1997, there were no payable amounts outstanding to the three (3) suppliers.

     For the six month period ended June 30, 1998, the Company had one (1) major supplier representing twenty-nine percent (29%) (unaudited) of purchases. At June 30, 1998, there were no payable amounts outstanding to the one (1) supplier.

     For the six month period ended June 30, 1997, the Company had three (3) major suppliers representing eighteen percent (18%) (unaudited), fifteen percent (15%) (unaudited), and fourteen percent (14%) (unaudited) of purchases, respectively. At June 30, 1997, the amount due to the three (3) suppliers included in accounts payable was $4,790 (unaudited).

3.   Commitments and Contingency:

     Lease Commitment:

     The Company is currently leasing office space in Lakeland, Florida under non-cancellable operating lease agreements which expire through September, 1998. Rent expense under the lease agreements for the years ended December 31, 1997 and 1996 was $23,013 and $1,643, respectively. Rent expense under the lease agreements for the six month periods ended June 30, 1998 and 1997 was $14,815 and $7,394, (unaudited), respectively.

     As of December 31, 1997 and June 30, 1998, future minimum lease payments due under the non-cancellable operating lease agreements, are as follows:

                                                                 (UNAUDITED)
                                          Year Ending            Year Ending
                Year                      December 31,             June 30,
                ----                      ------------             --------

                1998                      $   19,236              $     -
                1999                            -                      5,175
                                          ----------              ----------

                                          $   19,236              $    5,175
                                          ==========              ==========

                                UNITED TECH, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)

4.   Pension Plan:

     The Company adopted a Money Purchase Safe Harbor Pension Plan effective January 1, 1997, covering substantially all full-time employees. The Company will contribute an amount equal to 15.6% of an employee's annual compensation, plus an amount equal to 5.7% of an employee's annual compensation in excess of the maximum wage subject to Social Security tax as of the beginning of the Plan year. For Plan purposes, the maximum compensation allowed under the Plan is $200,000. Pension expense for the year ended December 31, 1997 was $67,816. Pension expense for the six month periods ended June 30, 1998 and 1997 was $0 (unaudited).

5.   Year 2000:

     The  Company  recognizes  the need to  ensure  its  operations  will not be adversely impaired by year 2000 software failures. The Company is addressing this risk to the availability and integrity of financial systems. Management does not believe the cost of achieving year 2000 compliance will have a material impact on the Company's financial position or results of operations. In addition, it is management's belief that its principal customers and suppliers either have or will be able to attain year 2000 compliance with no material effect on the operations of the Company.

6.   Subsequent Event:

     Effective September 1, 1998, the Company sold one hundred percent (100%) of its issued and outstanding common stock for 1,502,000 shares of restricted common stock of International FiberCom, Inc.

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
        PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)


The following unaudited pro forma condensed consolidated financial statements give effect to the acquisition by International FiberCom, Inc. of United Tech, Inc. and Diversitec, Inc., pursuant to the Stock Purchase and Sale Agreement between the parties, and are based on the estimates and assumptions set forth herein and in the notes to such statements. This pro forma information has been prepared utilizing the historical financial statements and notes thereto, which are incorporated by reference herein. The pro forma financial data does not purpose to be indicative of the results which actually would have been obtained had the purchase been effected on the dates indicated or of the results which may be obtained in the future.

The pro forma financial information is based on the pooling method of accounting for the acquisition of United Tech, Inc. and Diversitec, Inc. The pro forma entries are described in the accompanying footnotes to the unaudited pro forma condensed consolidated financial statements. The pro forma unaudited condensed consolidated statements of operations assume the acquisition took place on the first day of the period presented, while the unaudited pro forma condensed consolidated balance sheets assume the acquisition took place on the balance sheet date.

Effective September 1, 1998, International FiberCom, Inc. acquired United Tech, Inc., a privately-held company based in Florida. Under the terms of the agreement, the Company acquired all of the issued and outstanding common stock for approximately 1,502,000 shares of restricted common stock.

Also, effective September 1, 1998, International FiberCom, Inc. acquired Diversitec, Inc., a privately-held company based in Virginia. Under the terms of the agreement, the Company acquired all of the issued and outstanding common stock of Diversitec, Inc. for approximately 1,752,000 shares of restricted common stock.

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
            PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
                                December 31, 1997

Pro Forma Financial Information:

The following represents a pro forma condensed consolidated balance sheet as of December 31, 1997, assuming the Company's acquisition of United Tech, Inc. and Diversitec, Inc. was consummated as of that date.

                                                 ASSETS

                                              International
                                                FiberCom,                     Pro Forma
                                                Inc. and      United Tech,   Diversitec,    Consolidated
                                              Subsidiaries        Inc.          Inc.           Amounts
                                              ------------        ----          ----           -------
Current Assets:
   Cash                                        $ 2,990,575    $   329,630    $    35,670    $ 3,355,875
   Accounts receivable, Net                      8,196,511        286,820      1,068,288      9,551,619
   Inventory                                     2,563,509        551,291      3,033,001      6,147,801
   Other current assets                            378,226           --           52,000        430,226
   Costs and estimated earnings
     in excess of uncompleted
     contracts                                   2,540,278           --             --        2,540,278
                                               -----------    -----------    -----------    -----------

        Total Current Assets                    16,669,099      1,167,741      4,188,959     22,025,799

Property and Equipment, Net                      5,573,568          1,707         41,358      5,616,633
Other Assets, Net                                1,168,829            550           --        1,169,379
Goodwill, Net                                   20,083,941           --             --       20,083,941
                                               -----------    -----------    -----------    -----------

        Total Assets                           $43,495,437    $ 1,169,998    $ 4,230,317    $48,895,752
                                               ===========    ===========    ===========    ===========

                                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Long-term debt - current portion            $ 3,441,048    $      --      $   716,003    $ 4,157,051
   Accounts payable                              2,618,317        245,444      1,824,883      4,688,644
   Accrued expenses                              1,958,494         67,816      1,292,727      3,319,037
   Billings in excess of costs
     and estimated earnings on
       uncompleted contracts                       218,585           --             --          218,585
                                               -----------    -----------    -----------    -----------

        Total Current Liabilities                8,236,444        313,260      3,833,613     12,383,317

Long-Term Liabilities:
   Long-term debt                                4,242,159           --          124,683      4,366,842
   Other                                           163,862           --             --          163,862

Stockholders' Equity                            30,852,972        856,738        272,021     31,981,731
                                               -----------    -----------    -----------    -----------
        Total Liabilities and
          Stockholders' Equity                 $43,495,437    $ 1,169,998    $ 4,230,317    $48,895,752
                                               ===========    ===========    ===========    ===========

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
            PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
                                  June 30, 1998

Pro Forma Financial Information:

The following represents a pro forma condensed consolidated balance sheet as of June 30, 1998, assuming the Company's acquisition of United Tech, Inc. and Diversitec, Inc. was consummated as of that date.

                                     ASSETS

                                             International
                                                FiberCom,                                   Pro Forma
                                                Inc. and     United Tech,    Diversitec,  Consolidated
                                              Subsidiaries       Inc.           Inc.         Amounts
                                              ------------       ----           ----         -------
Current Assets:
   Cash                                       $ 1,349,672    $   173,283    $   211,646    $ 1,734,601
   Accounts receivable, Net                    12,456,704        984,095      1,270,476     14,711,275
   Inventory                                    6,356,602      1,078,013      2,137,277      9,571,892
   Other current assets                           417,235           --            2,520        419,755
   Costs and estimated earnings
     in excess of uncompleted
     contracts                                  2,709,375           --             --        2,709,375
                                              -----------    -----------    -----------    -----------

        Total Current Assets                   23,289,588      2,235,391      3,621,919     29,146,898

Property and Equipment, Net                     7,452,907          1,416         36,047      7,490,370
Other Assets, Net                               1,226,677            550           --        1,227,227
Goodwill, Net                                  22,543,351           --             --       22,543,351
                                              -----------    -----------    -----------    -----------

        Total Assets                          $54,512,523    $ 2,237,357    $ 3,657,966    $60,407,846
                                              ===========    ===========    ===========    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Long-term debt - current portion           $ 3,384,139    $      --      $ 1,214,870    $ 4,599,009
   Accounts payable                             4,502,349        312,222        178,361      4,992,932
   Accrued expenses                             2,557,899         30,000      1,283,889      3,871,788
   Billings in excess of costs
     and estimated earnings on
       uncompleted contracts                      529,971           --             --          529,971
                                              -----------    -----------    -----------    -----------

        Total Current Liabilities              10,974,358        342,222      2,677,120     13,993,700

Long-Term Liabilities:
   Long-term debt                               4,849,698           --           14,847      4,864,545
   Other                                          143,862           --             --          143,862

Stockholders' Equity                           38,544,605      1,895,135        965,999     41,405,739
                                              -----------    -----------    -----------    -----------
        Total Liabilities and
          Stockholders' Equity                $54,512,523    $ 2,237,357    $ 3,657,966    $60,407,846
                                              ===========    ===========    ===========    ===========

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
      PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
                      For The Year Ended December 31, 1997

The following represents an unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1997, assuming the Company's acquisition of United Tech, Inc. and Diversitec, Inc. was consummated on January 1, 1997.

                                 International
                                   FiberCom,                                                        Pro Forma
                                   Inc. and       United Tech,    Diversitec,   Pro Forma         Consolidated
                                 Subsidiaries         Inc.            Inc.      Adjustments          Amounts
                                 ------------         ----            ----      -----------          -------
Contract Revenues                $36,325,146      $ 8,345,581     $12,595,079                      $57,265,806

Cost of Contract Revenues         25,905,137        5,706,945       8,821,713                       40,433,795
                                 -----------      -----------     -----------                      -----------
Gross Profit                      10,420,009        2,638,636       3,773,366                       16,832,011

General and Administrative
  Expenses                         8,574,173        1,559,568       2,130,729                       12,264,470
                                 -----------      -----------     -----------                      -----------
Profits from Operations            1,845,836        1,079,068       1,642,637                        4,567,541
                                 -----------      -----------     -----------                      -----------
Other Income (Expense):
   Interest income                    34,812            6,717            -                              41,529
   Interest expense                 (234,119)         (24,144)       (135,634)                        (393,897)
   Other income                       91,971             -          1,485,000                        1,576,971
   Gain (loss) on disposal
     of assets                       186,479             -             (4,480)                         181,999
                                 -----------      -----------     -----------                      -----------
                                      79,143          (17,427)      1,344,886                        1,406,602
                                 -----------      -----------     -----------                      -----------
Net Income before
  income taxes                     1,924,979        1,061,641       2,987,523                        5,974,143

Provision for tax benefit
  (expense)                          346,319             -               -       (2,735,976) (1)    (2,389,657)
                                 -----------      -----------     -----------                      -----------
Net Income from Continuing
  Operations                       2,271,298        1,061,641       2,987,523                        3,584,486

Discontinued operations               33,187             -               -                              33,187
                                 -----------      -----------     -----------                      -----------
Net income                         2,304,485        1,061,641       2,987,523                        3,617,673

Preferred stock dividend            (173,447)            -               -                            (173,447)
                                 -----------      -----------     -----------                      -----------

Net income attributable to
  common stockholders            $ 2,131,038      $ 1,061,641     $ 2,987,523                      $ 3,444,226
                                 ===========      ===========     ===========                      ===========

Basic earnings per share         $       .25                                                       $       .29
                                 ===========                                                       ===========

Diluted earnings per share       $       .16                                                       $       .20
                                 ===========                                                       ===========
Basic average shares
  outstanding                      8,457,024                                                        11,711,024
                                 ===========                                                       ===========
Diluted weighted average
  shares outstanding              15,325,836                                                        18,579,836
                                 ===========                                                       ===========

(1) Pro forma income tax adjustment to record the income tax effect of the conversion of United Tech, Inc. and Diversitec, Inc. to C Corporations.

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
      PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
                      For The Year Ended December 31, 1996

Proforma Consolidated Financial Statements:

The following represents an unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1996, assuming the Company's acquisition of United Tech, Inc. and Diversitec, Inc. was consummated on January 1, 1996.

                                    International
                                      FiberCom,                                                   Pro Forma
                                      Inc. and      United Tech,   Diversitec,   Pro Forma      Consolidated
                                     Subsidiaries      Inc.           Inc.      Adjustments        Amounts
                                     ------------      ----           ----      -----------        -------
Contract Revenues                   $19,195,069     $      -       $14,785,998                   $33,981,067

Cost of Contract Revenues            15,833,378            -         9,062,375                    24,895,753
                                    -----------     -----------    -----------                   -----------
Gross Profit                          3,361,691            -         5,723,623                     9,085,314

General and Administrative
  Expenses                            4,484,600           5,883      2,728,288                     7,218,771

Goodwill Impairment                   2,677,490            -              -                        2,677,490
                                    -----------     -----------    -----------                   -----------
Profits (Loss) from
  Operations                         (3,800,399)         (5,883)     2,995,335                      (810,947)
                                    -----------     -----------    -----------                   -----------
Other Income (Expense):
   Interest income                       49,086            -              -                           49,086
   Interest expense                        (141)           -           (55,137)                      (55,278)
   Other income                          16,089            -              -                           16,089
   Gain on disposal of
     assets                              50,781            -              -                           50,781
                                    -----------     -----------    -----------                   -----------
                                        115,815            -           (55,137)                       60,678
                                    -----------     -----------    -----------                   -----------
Net income (loss) before
  income taxes                       (3,684,584)         (5,883)     2,940,198                      (750,269)

Provision for tax benefit
  (expense)                            (135,457)           -              -         435,564 (1)      300,107
                                    -----------     -----------    ------------                  -----------
Net Income (Loss) from
  Continuing Operations              (3,820,041)         (5,883)     2,940,198                      (450,162)

Discontinued operations                 (68,577)           -              -                          (68,577)
                                    -----------     -----------    ------------                  -----------

Net Income (Loss)                    (3,888,618)         (5,883)     2,940,198                      (518,739)

Preferred stock dividend               (171,303)           -              -                         (171,303)
                                    -----------     -----------    -----------                   -----------
Net income (loss) attributable
  to common stockholders            $(4,059,921)    $    (5,883)   $ 2,940,198                   $  (690,042)
                                    ===========     ===========    ===========                   ===========

Basic loss per share                $      (.66)                                                 $      (.07)
                                    ===========                                                  ===========
Fully diluted loss per
  share                             $      (.66)                                                 $      (.07)
                                    ===========                                                  ===========
Basic average shares
  outstanding                         6,187,188                                                    9,441,188
                                    ===========                                                  ===========
Diluted weighted average
  shares outstanding                  6,187,188                                                    9,441,188
                                    ===========                                                  ===========

(1) Pro forma income tax adjustment to record the income tax effect of the conversion of United Tech, Inc. and Diversitec, Inc. to C Corporations.

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
      PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
                  For The Six Month Period Ended June 30, 1998

Proforma Consolidated Financial Statements:

The following represents an unaudited pro forma condensed consolidated statement of operations for the six month period ended June 30, 1998, assuming the Company's acquisition of United Tech, Inc. and Diversitec, Inc. was consummated on January 1, 1998.

                                  International
                                     FiberCom,                                                      Pro Forma
                                     Inc. and        United Tech,    Diversitec,  Pro Forma         Consolidated
                                   Subsidiaries          Inc.            Inc.     Adjustments          Amounts
                                   ------------          ----            ----     -----------          -------
Contract Revenues                   $30,928,477      $ 8,373,335     $ 6,762,086                    $46,063,898

Cost of Contract Revenues            20,370,446        5,727,829       4,664,142                     30,762,417
                                    -----------      -----------     -----------                    -----------
Gross Profit                         10,558,031        2,645,506       2,097,944                     15,301,481

General and Administrative
  Expenses                            5,605,144        1,621,467       1,012,361                      8,238,972
                                    -----------      -----------     -----------                    -----------

Profits from Operations               4,952,887        1,024,039       1,085,583                      7,062,509
                                    -----------      -----------     -----------                    -----------
Other Income (Expense):
   Interest income                       58,367           14,358            -                            72,725
   Interest expense                    (263,260)            -            (62,212)                      (325,472)
   Other income                          29,425             -              1,607                         31,032
   Gain on disposal of
     assets                              11,208             -               -                            11,208
                                    -----------      -----------     -----------                    -----------
                                       (164,260)          14,358         (60,605)                      (210,507)
                                    -----------      -----------     -----------                    -----------

Net income before income taxes        4,788,627        1,038,397       1,024,978                      6,852,002

Provision for tax benefit
  (expense)                          (1,666,394)            -               -      (1,074,407) (1)   (2,740,801)
                                    -----------      -----------     -----------                    -----------

Net Income                            3,122,233        1,038,397       1,024,978                      4,111,201

Preferred stock dividend                (38,285)            -               -                           (38,285)
                                    -----------      -----------     -----------                    -----------
Net income attributable to
  common stockholders               $ 3,083,948      $ 1,038,397     $ 1,024,978                    $ 4,072,916
                                    ===========      ===========     ===========                    ===========

Basic earnings per share            $       .17                                                     $       .19
                                    ===========                                                     ===========

Diluted earnings per share          $       .14                                                     $       .16
                                    ===========                                                     ===========
Basic average shares
  outstanding                        18,102,201                                                      21,356,201
                                    ===========                                                     ===========
Diluted weighted average
  shares outstanding                 23,124,075                                                      26,378,075
                                    ===========                                                     ===========

(1) Pro forma income tax adjustment to record the income tax effect of the conversion of United Tech, Inc. and Diversitec, Inc. to C Corporations.

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
      PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
                  For The Six Month Period Ended June 30, 1997

Proforma Consolidated Financial Statements:

The following represents an unaudited pro forma condensed consolidated statement of operations for the six month period ended June 30, 1997, assuming the Company's acquisition of United Tech, Inc. and Diversitec, Inc. was consummated on January 1, 1997.

                                   International
                                      FiberCom,                                                       Pro Forma
                                      Inc. and      United Tech,     Diversitec,   Pro Forma        Consolidated
                                     Subsidiaries       Inc.            Inc.      Adjustments          Amounts
                                     ------------       ----            ----      -----------          -------
Contract Revenues                   $16,495,951     $ 3,771,956      $ 8,001,821                     $28,269,728

Cost of Contract Revenues            12,613,550       2,238,980        5,148,802                      20,001,332
                                    -----------     -----------      -----------                     -----------
Gross Profit                          3,882,401       1,532,976        2,853,019                       8,268,396

General and Administrative
  Expenses                            2,790,551         853,637          856,073                       4,500,261
                                    -----------     -----------      -----------                     -----------

Profits from Operations               1,091,850         679,339        1,996,946                       3,768,135
                                    -----------     -----------      -----------                     -----------
Other Income (Expense):
   Interest income                       22,747           1,350             -                             24,097
   Interest expense                    (221,939)        (24,144)         (57,478)                       (303,561)
   Other income (expense)                 2,955            -              (8,197)                         (5,242)
   Gain on disposal of
     assets                             174,378            -                -                            174,378
                                    -----------     -----------      -----------                     -----------
                                        (21,859)        (22,794)         (65,675)                       (110,328)
                                    -----------     -----------      -----------                     -----------

Net income before income taxes        1,069,991         656,545        1,931,271                       3,657,807

Provision for tax benefit
  (expense)                                 160            -                -       (1,463,283) (1)   (1,463,123)
                                    -----------     -----------      -----------                     -----------

Net Income                            1,070,151         656,545        1,931,271                       2,194,684

Preferred stock dividend               (113,063)           -                -                           (113,063)
                                    -----------     -----------      -----------                     -----------
Net income attributable to
  common stockholders               $   957,088     $   656,545      $ 1,931,271                     $ 2,081,621
                                    ===========     ===========      ===========                     ===========

Basic earnings per share            $       .14                                                      $       .21
                                    ===========                                                      ===========

Diluted earnings per share          $       .07                                                      $       .12
                                    ===========                                                      ===========
Basic average shares
  outstanding                         6,899,220                                                       10,153,220
                                    ===========                                                      ===========
Diluted weighted average
  shares outstanding                 14,521,004                                                       17,775,004
                                    ===========                                                      ===========

(1) Pro forma income tax adjustment to record the income tax effect of the conversion of United Tech, Inc. and Diversitec, Inc. to C Corporations.

INDEPENDENT AUDITORS' REPORT


Board of Directors
Diversitec, Inc.

We have audited the accompanying balance sheets of Diversitec, Inc. as of December 31, 1997 and 1996, and related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Diversitec, Inc. at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



BDO Seiedman LLP

Richmond, Virginia
September 22, 1998

DECEMBER 31,                                               1997          1996
                                                           ----          ----

   ASSETS (Notes 1 and 3)

CURRENT
  Cash                                                  $   35,670    $  259,467
  Accounts receivable                                    1,068,288     1,031,335
  Inventory                                              3,033,001     1,365,738
  Due from stockholders                                     52,000            --
                                                        ----------    ----------

Total current assets                                     4,188,959     2,656,540
                                                        ----------    ----------

PROPERTY AND EQUIPMENT
  Furniture and fixtures                                    80,567        72,756
  Vehicles                                                  48,123        91,098
  Leasehold improvements                                     6,341           426
                                                        ----------    ----------

                                                           135,031       164,280
  Less accumulated depreciation and amortization            93,673        81,130
                                                        ----------    ----------

Net property and equipment                                  41,358        83,150
                                                        ----------    ----------

OTHER ASSETS
  Investment at cost which approximates market                  --        15,000
                                                        ----------    ----------

                                                                --        15,000
                                                        ----------    ----------

                                                        $4,230,317    $2,754,690
                                                        ==========    ==========

                     SEE ACCOMPANYING SUMMARY OF ACCOUNTING
                  POLICIES AND NOTES TO FINANCIAL STATEMENTS.

                                                                DIVERSITEC, INC.
                                                              (AN S-CORPORATION)

                                                                  BALANCE SHEETS
--------------------------------------------------------------------------------

DECEMBER 31,                                               1997          1996
                                                           ----          ----

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT
  Notes payable to bank (Note 1)                        $  491,870    $       --
  Accounts payable                                       1,824,883     1,262,353
  Accrued expenses                                          57,100        40,927
  Due to former stockholder (Note 4)                     1,210,627            --
  Current portion of long-term debt (Note 3)               224,133       229,069
                                                        ----------    ----------

Total current liabilities                                3,808,613     1,532,349

LONG-TERM DEBT, less current maturities (Note 8)           124,683       378,216
                                                        ----------    ----------

Total liabilities                                        3,933,296     1,910,565
                                                        ----------    ----------

COMMITMENTS AND CONTINGENCIES (Note 5)

STOCKHOLDERS' EQUITY (Note 4)

  Capital stock, no par value, 5,000
    shares authorized, 533 shares
    issued and outstanding (800 - 1996)                        533           800
  Retained earnings                                        296,488       843,325
                                                        ----------    ----------

Total stockholders' equity                                 297,021       844,125
                                                        ----------    ----------

                                                        $4,230,317    $2,754,690
                                                        ==========    ==========


                     SEE ACCOMPANYING SUMMARY OF ACCOUNTING
                   POLICIES AND NOTES TO FINANCIAL STATEMENTS.

                                                                DIVERSITEC, INC.
                                                              (AN S-CORPORATION)

                                      STATEMENTS OF INCOME AND RETAINED EARNINGS
--------------------------------------------------------------------------------


YEAR ENDED DECEMBER 31,                               1997              1996
                                                      ----              ----

NET SALES                                         $ 12,595,079     $ 14,785,998

COST OF SALES                                        8,821,713        9,062,375
                                                  ------------     ------------

Gross profit                                         3,773,366        5,723,623
                                                  ------------     ------------

GENERAL AND ADMINISTRATIVE EXPENSES
  Salaries                                           1,459,300        1,946,661
  Pension and employee benefits (Note 2)               163,181          102,507
  Bad debts                                                 --          124,467
  Insurance, group and other                           114,575           97,140
  Rent                                                 113,924          126,050
  Payroll taxes                                         60,783           76,735
  Shop supplies                                         59,831           61,018
  Travel and entertainment                              33,210           38,462
  Taxes and licenses                                    22,504           20,767
  Professional fees and outside services                22,060           25,553
  Depreciation and amortization                         18,517           23,690
  Telephone                                             17,320           24,551
  Advertising                                           14,404           37,901
  Postage and office supplies                           13,907           14,408
  Other                                                 17,213            8,378
                                                  ------------     ------------

Total general and administrative expenses            2,130,729        2,728,288
                                                  ------------     ------------

OPERATING INCOME                                     1,642,637        2,995,335
                                                  ------------     ------------
OTHER INCOME (EXPENSE)
  Life insurance proceeds                            1,500,000               --
  Interest expense, net                               (110,634)         (55,137)
  Loss on investment                                   (15,000)              --
  Loss on disposal of vehicle                           (4,480)              --
                                                  ------------     ------------

Total other income (expense)                         1,369,886          (55,137)
                                                  ------------     ------------

NET INCOME                                           3,012,523        2,940,198
                                                  ------------     ------------

                                                                    continued...

                                                                DIVERSITEC, INC.
                                                              (AN S-CORPORATION)

                                      STATEMENTS OF INCOME AND RETAINED EARNINGS
                                                                     (CONTINUED)
--------------------------------------------------------------------------------

YEAR ENDED DECEMBER 31,                               1997              1996
                                                      ----              ----


RETAINED EARNINGS, BEGINNING OF YEAR              $   843,325       $ 1,065,127

REDEMPTION OF CAPITAL STOCK (Note 4)               (2,310,360)               --

DISTRIBUTIONS TO STOCKHOLDERS                      (1,249,000)       (3,162,000)
                                                  -----------       -----------


RETAINED EARNINGS, END OF YEAR                    $   296,488       $   843,325
                                                  ===========       ===========


                 SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES
                       AND NOTES TO FINANCIAL STATEMENTS.

                                                                DIVERSITEC, INC.
                                                              (AN S-CORPORATION)

                                                        STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

YEAR ENDED DECEMBER 31,                                             1997             1996
                                                                    ----             ----




OPERATING ACTIVITIES
 Cash received from customers                                   $ 12,665,093     $ 15,605,201
 Cash paid to suppliers                                          (10,520,871)     (10,204,756)
 Cash paid to employees                                           (1,207,731)      (2,035,353)
 Interest paid                                                      (120,204)         (77,696)
 Interest received                                                     8,720           26,509
                                                                ------------     ------------

Net cash provided by operating activities                            825,007        3,313,905
                                                                ------------     ------------


INVESTING ACTIVITIES
 Advances to stockholder                                             (52,000)            --
 Purchase of furniture and equipment                                 (13,726)         (24,215)
 Life insurance proceeds                                           1,500,000             --
                                                                ------------     ------------


Net cash provided (absorbed) by investing activities               1,434,274          (24,215)
                                                                ------------     ------------


FINANCING ACTIVITIES
 Credit line loans (payments) net                                    491,870         (470,820)
 Redemption of stockholder interest                               (1,500,000)            --
 Distributions to stockholders                                    (1,249,000)      (3,162,000)
 Proceeds from long term debt                                           --            685,974
 Retirement of long term debt                                       (225,948)        (145,224)
                                                                ------------     ------------


Net cash absorbed by financing activities                         (2,483,078)      (3,092,070)
                                                                ------------     ------------


NET INCREASE (DECREASE) IN CASH                                     (223,797)         197,620

CASH, beginning of year                                              259,467           61,847
                                                                ------------     ------------


CASH, end of year                                               $     35,670     $    259,467
                                                                ============     ============

                                                                 Continued . . .

                                                                DIVERSITEC, INC.
                                                              (AN S-CORPORATION)

                                                        STATEMENTS OF CASH FLOWS
                                                                     (CONTINUED)
--------------------------------------------------------------------------------

YEAR ENDED DECEMBER 31,                                                 1997            1996
                                                                    -----------     -----------
NET INCOME                                                          $ 3,012,523     $ 2,940,198

Adjustments
  Depreciation and amortization                                          18,517          23,690
  Loss on disposal of vehicle                                             4,480            --
  Loss on investment                                                     15,000            --
  Life insurance proceeds                                            (1,500,000)           --
  Net cash provided (absorbed) by
   Accounts receivable                                                  (36,953)        943,670
   Inventory                                                         (1,667,263)       (154,073)
   Advances to employees                                                   --             1,665
   Accounts payable                                                     562,530        (466,629)
   Other liabilities, including accrued stockholder compensation        416,173          25,384
                                                                    -----------     -----------



NET CASH PROVIDED BY OPERATING ACTIVITIES                           $   825,007     $ 3,313,905
                                                                    ===========     ===========

                     SEE ACCOMPANYING SUMMARY OF ACCOUNTING
                  POLICIES AND NOTES TO FINANCIAL STATEMENTS.

                                                                DIVERSITEC, INC.
                                                              (AN S-CORPORATION)

                                                  SUMMARY OF ACCOUNTING POLICIES
--------------------------------------------------------------------------------

ORGANIZATION AND BUSINESS

     Diversitec, Inc. (the Company), a Virginia corporation organized in 1989, sells computerized central office equipment systems and various computer and hi-tech components.

INCOME RECOGNITION

     The Company recognizes income on the sale of equipment upon delivery to customers.

ACCOUNTS RECEIVABLE

     Receivables are reported at net realizable value. Bad debts are charged to operations by the specific write-off method in the period during which the receivables are determined to be uncollectible. Although the specific write-off method is not in accordance with generally accepted accounting principles, the practice is not material to the financial statements as reported.

INVENTORY

     Inventory is valued at the lower of cost or market, cost determined using the first-in, first-out method.

PROPERTY AND EQUIPMENT

     Major additions and betterments are capitalized and recorded at cost. Expenditures for ordinary repairs and maintenance are charged to operations as incurred. Depreciation is provided using accelerated and straight-line methods, based on estimated useful lives ranging from five to seven years.

INCOME TAXES

     The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay corporate income taxes on its taxable income. Instead, the stockholders are liable for individual income taxes on their respective shares of the Company's taxable income. Accordingly, no provision for income tax expense or benefit is reported by the Company.

USE OF  ESTIMATES

     The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

                                                                DIVERSITEC, INC.
                                                              (AN S-CORPORATION)

                                                  SUMMARY OF ACCOUNTING POLICIES
                                                                     (CONTINUED)
--------------------------------------------------------------------------------

RECENT ACCOUNTING PRONOUNCEMENTS

     Statement of Financial Accounting Standards No. 129 (SFAS 129), "Disclosure of Information about Capital Structure", effective for periods ending after December 15, 1997, establishes standards for disclosing information about an entity's capital structure. SFAS 129 requires disclosure of the pertinent rights and privileges of various securities outstanding (stock, options, warrants, preferred stock, debt and participation rights) including dividend and liquidation preferences, participant rights, call prices and dates, conversion or exercise prices and redemption requirements. Adoption of SFAS 129 had no effect on the Company because it currently discloses the information specified.

     Statement of Financial Accounting No. 130 (SFAS 130), "Reporting Comprehensive Income", effective for periods beginning after December 15, 1997, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investment by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all required items be reported in a financial statement that is displayed with the same prominence as other financial statements. Management does not expect the application of this pronouncement to have a material effect on the financial statements of the Company.

                                                                DIVERSITEC, INC.
                                                              (AN S-CORPORATION)

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


1. NOTES PAYABLE TO BANK

The Company has a $2,500,000 demand working capital bank line of credit at December 31, 1997. Amounts borrowed are secured by all assets of the Company with unconditional and full guarantee of the stockholders. Interest at prime plus .75% is paid monthly.

2. PENSION PLAN

The Company has a 401(K) Retirement Plan covering substantially all employees. The Company makes contributions equal to 5% of the pay of participating employees (3% for 1996), up to amounts permitted under the tax laws. The Company contributed approximately $161,000 and $102,000 for the years ended December 31, 1997 and 1996, respectively.

3. LONG-TERM DEBT Long-term debt consists of the following:

December 31,                                                  1997        1996
                                                              ----        ----


Installment note payable to bank requiring
 monthly payments of $18,056 plus interest
 at .5% over prime until maturity in June 1999,
 secured by the pledge of all assets and
 guarantee by the shareholders                              $325,000    $541,667

Installment notes payable to bank secured by vehicles:

 Requiring monthly payments of $777, including
  interest at 9.11% until maturity in December
  2000                                                        23,816      30,634

 Requiring monthly payments of $729, including
  interest at 8% which was paid off in October
  1997                                                          --        34,984
                                                             -------     -------


                                                             348,816     607,285
 Less current portion                                        224,133     229,069
                                                             -------     -------


                                                            $124,683    $378,216
                                                            ========    ========

                                                                DIVERSITEC, INC.
                                                              (AN S-CORPORATION)

                                                   NOTES TO FINANCIAL STATEMENTS
                                                                     (CONTINUED)
--------------------------------------------------------------------------------
3. LONG-TERM DEBT (CONTINUED)

Principal repayments of long term debt are as follows:

Year Ending December 31,                                         Amount
                                                                 ------


1998                                                           $224,133
1999                                                            116,508
2000                                                              8,175
                                                               --------


                                                               $348,816
                                                               ========



4. ACQUISITION OF STOCKHOLDER INTEREST

One of the Company's stockholders passed away in July 1997. The Company repurchased his stock (267 shares) under an existing Buy-Sell agreement, which required payments equal to "life insurance" proceeds and a year's distribution of profits". The Company paid the $1.5 million in life insurance proceeds it received, and tendered an offer of $300,000 representing management's anticipation of one year's distribution of profits through the anniversary date of the stockholder's death. The tendered offer was disputed by the estate and during September 1998 a settlement was reached which provided for an additional payment of $810,627 for the stock repurchase and $400,000 in compensation expense. All amounts related to the settlement have been accrued in the financial statements as of December 31, 1997.

5. COMMITMENTS

The Company leases part of its facilities from a related corporation owned by two of the stockholders. The lease, which is renewable annually, requires monthly payments of $4,000. Another part of the facilities are rented from a partnership owned by the shareholders and the estate of the deceased shareholder. No formal lease has been established in connection with the partnership property but monthly payments of $5,415 are being made.

The Company maintains its operating cash account in one of the larger regional Virginia banks. Bank balances are usually in amounts in excess of federally insured limits resulting in a concentration of credit risk.

                                                                DIVERSITEC, INC.
                                                              (AN S-CORPORATION)

                                                   NOTES TO FINANCIAL STATEMENTS
                                                                     (CONTINUED)

--------------------------------------------------------------------------------
6. SUBSEQUENT EVENTS

During 1998, 100% of the Company's stock was acquired by an outside party through a stock for stock transaction.

June 30,                                                   1998          1997
                                                           ----          ----


   Assets (Notes 1 and 3)

Current
  Cash                                                  $  211,646    $   84,722
  Accounts receivable                                    1,270,476     1,299,338
  Other receivables                                          2,520        17,500
  Inventory                                              2,137,277     2,298,396
  Due from stockholders                                       --          99,970
                                                        ----------    ----------


Total current assets                                     3,621,919     3,799,926
                                                        ----------    ----------


Property and equipment
  Furniture and fixtures                                    84,756        80,273
  Vehicles                                                  48,123        95,762
  Leasehold improvements                                     6,341           426
                                                        ----------    ----------


                                                           139,220       176,461

  Less - accumulated depreciation and amortization         103,173        93,130
                                                        ----------    ----------


Net property and equipment                                  36,047        83,331
                                                        ----------    ----------


Other assets
  Investment at cost which approximates market                --          15,000
                                                        ----------    ----------


                                                        $3,657,966    $3,898,257
                                                        ==========    ==========

                     See accompanying summary of accounting
                   policies and notes to financial statements.

                                                                DIVERSITEC, INC.
                                                              (AN S-CORPORATION)

                                                                  BALANCE SHEETS
--------------------------------------------------------------------------------


June 30,                                                   1998          1997
                                                           ----          ----



   Liabilities and Stockholder's Equity

Current
  Notes payable to bank (Note 1)                        $  996,870    $1,257,675
  Accounts payable                                         178,361       217,705
  Accrued expenses                                          73,262        54,306
  Due to former stockholder (Note 4)                     1,210,627          --
  Current portion of long-term debt (Note 3)               218,000       256,000
                                                        ----------    ----------


Total current liabilities                                2,677,120     1,785,686

Long-term debt, less current maturities (Note 3)            14,847       269,175
                                                        ----------    ----------


Total liabilities                                        2,691,967     2,054,861
                                                        ----------    ----------


Stockholders' equity (Note 4)
  Capital stock, no par value, 5,000
    shares authorized, 533 shares
    issued and outstanding (800 - 1997)                        533           800
  Retained earnings                                        965,466     1,842,596
                                                        ----------    ----------


Total stockholder's equity                                 965,999     1,843,396
                                                        ----------    ----------



                                                        $3,657,966    $3,898,257
                                                        ==========    ==========

                     See accompanying summary of accounting
                  policies and notes to financial statements.

                                                                DIVERSITEC, INC.
                                                              (AN S-CORPORATION)

                                      STATEMENTS OF INCOME AND RETAINED EARNINGS
--------------------------------------------------------------------------------

Six months ended June 30,                              1998             1997
                                                       ----             ----


Net sales                                          $ 6,762,086      $ 8,001,821
Cost of sales                                        4,664,142        5,148,802
                                                   -----------      -----------


Gross profit                                         2,097,944        2,853,019
                                                   -----------      -----------


General and administrative expenses
  Salaries                                             580,485          482,510
  Pension and employee benefits (Note 2)                82,684           91,094
  Insurance, group and other                            68,629           62,948
  Rent                                                  66,628           56,491
  Payroll taxes                                         33,505           34,543
  Shop supplies                                         33,071           40,613
  Travel and entertainment                              32,736           14,205
  Taxes and licenses                                    16,178           19,764
  Professional fees and outside services                47,524           10,628
  Depreciation and amortization                          9,500           12,000
  Telephone                                             13,190            7,741
  Advertising                                            7,675            6,395
  Postage and office supplies                           11,940            5,024
  Other                                                  8,616           12,117
                                                   -----------      -----------


Total general and administrative expenses            1,012,361          856,073
                                                   -----------      -----------


Operating income                                     1,085,583        1,996,946
                                                   -----------      -----------


Other income (expense)
  Miscellaneous, net                                     1,607           (8,197)
  Interest expense, net                                (62,212)         (57,478)
                                                   -----------      -----------


Total other income (expense)                           (60,605)         (65,675)
                                                   -----------      -----------


Net income                                           1,024,978        1,931,271
                                                   -----------      -----------


Retained earnings, beginning of period                 296,488          843,325

Distributions to stockholders                         (356,000)        (932,000)
                                                   -----------      -----------


Retained earnings, end of period                   $   965,466      $ 1,842,596
                                                   ===========      ===========

                     See accompanying summary of accounting
                   policies and notes to financial statements.

                                                                DIVERSITEC, INC.
                                                              (AN S-CORPORATION)

                                                        STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

Six months ended June 30,                                   1998            1997
                                                            ----            ----

Operating activities
 Cash received from customers                           $ 6,557,378     $ 7,840,785
 Cash paid to suppliers                                  (5,762,863)     (7,526,762)
 Cash paid to employees                                    (646,069)       (573,754)
 Interest paid                                              (53,312)        (48,224)
 Interest received                                             --             1,796
                                                        -----------     -----------


Net cash provided by operating activities                    95,134        (306,159)
                                                        -----------     -----------


Investing activities
 Advances from (to) stockholders                             52,000         (99,970)
 Purchase of furniture and equipment                         (4,189)        (12,181)
                                                        -----------     -----------


Net cash provided (absorbed) by investing activities         47,811        (112,151)
                                                        -----------     -----------


Financing activities
 Proceeds from note payable, net                            498,867       1,258,781
 Distributions to stockholders                             (356,000)       (932,000)
 Repayment of long term debt                               (109,836)        (83,216)
                                                        -----------     -----------


Cash absorbed by financing activities                        33,031         243,565
                                                        -----------     -----------


Net increase (decrease) in cash                             175,976        (174,745)

Cash, beginning of period                                    35,670         259,467
                                                        -----------     -----------


Cash, end of period                                         211,646          84,722
                                                        ===========     ===========

                                                                   continued....

                                                                DIVERSITEC, INC.
                                                              (AN S-CORPORATION)

                                                        STATEMENTS OF CASH FLOWS
                                                                     (CONTINUED)
--------------------------------------------------------------------------------

Six months ended June 30,                              1998             1997
                                                       ----             ----



Net income                                         $ 1,024,978      $ 1,931,271

Adjustments
  Depreciation and amortization                          9,500           12,000
  Net cash provided (absorbed) by
   Accounts receivable                                (202,188)        (285,503)
   Inventory                                           895,724         (932,658)
   Accounts payable                                 (1,646,522)      (1,044,648)
   Other liabilities                                    13,642           13,379
                                                   -----------      -----------


Net cash provided by operating activities          $    95,134      $  (306,159)
                                                   ===========      ===========



                     See accompanying summary of accounting
                  policies and notes to financial statements.

                                                                DIVERSITEC, INC.
                                                              (AN S-CORPORATION)

                                                  SUMMARY OF ACCOUNTING POLICIES
--------------------------------------------------------------------------------

ORGANIZATION AND BUSINESS

     Diversitec, Inc. (the "Company") (a Virginia corporation organized in 1989) sells computerized central office equipment systems and various computer and hi-tech components.

INCOME RECOGNITION

     The Company recognizes income on the sale of equipment upon delivery to customers.

ACCOUNTS RECEIVABLE

     Receivables are reported at net realizable value. Bad debts are charged to operations by the specific write-off method in the period during which the receivables are determined to be uncollectible. Although the specific write-off method is not in accordance with generally accepted accounting principles, the practice is not material to the financial statements as reported.

INVENTORY

     Inventory is valued at the lower of cost or market, cost determined using the first-in, first-out method.

PROPERTY AND EQUIPMENT

     Major additions and betterments are capitalized and recorded at cost. Expenditures for ordinary repairs and maintenance are charged to operations as incurred. Depreciation is provided using accelerated and straight-line methods, based on estimated useful lives ranging from five to seven years.

INCOME TAXES

     The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay corporate income taxes on its taxable income. Instead, the stockholders are liable for individual income taxes on their respective shares of the Company's taxable income. Accordingly, no provision for income tax expense or benefit is reported by the Company.

USE OF ESTIMATES

     The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

                                                                DIVERSITEC, INC.
                                                              (AN S-CORPORATION)

                                                  SUMMARY OF ACCOUNTING POLICIES
                                                                     (CONTINUED)
--------------------------------------------------------------------------------

RECLASSIFICATION

     Certain reclassifications have been made to the prior year consolidated financial statements to conform to the 1998 presentation.

RECENT ACCOUNTING PRONOUNCEMENTS

     Statement of Financial Accounting Standards No. 129 (SFAS 129), "Disclosure of Information about Capital Structure", effective for periods ending after December 15, 1997, establishes standards for disclosing information about an entity's capital structure. SFAS 129 requires disclosure of the pertinent rights and privileges of various securities outstanding (stock, options, warrants, preferred stock, debt and participation rights) including dividend and liquidation preferences, participant rights, call prices and dates, conversion or exercise prices and redemption requirements. Adoption of SFAS 129 had no effect on the Company because it currently discloses the information specified.

     Statement of Financial Accounting No. 130 (SFAS 130), "Reporting Comprehensive Income", effective for periods beginning after December 15, 1997, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investment by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all required items to be reported in a financial statement that is displayed with the same prominence as other financial statements. Management does not expect the application of this pronouncement to have a material effect on the financial statements of the Company.

                                                                DIVERSITEC, INC.
                                                              (AN S-CORPORATION)

                                                   NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
1. NOTES PAYABLE TO BANK

     The Company has a $2,500,000 demand working capital bank line of credit. Amounts borrowed are secured by all assets of the Company with unconditional and full guarantee of the stockholders. Interest at prime plus .75% is paid monthly.

2. PENSION PLAN

     The Company has a 401(K) Retirement Plan covering substantially all employees. The Company makes contributions equal to 5% of the pay of participating employees up to amounts permitted under the tax laws. The Company contributed approximately $83,000 and $91,000 for the six months ended June 30, 1998 and 1997, respectively.

3. LONG-TERM DEBT

     Long-term Debt Consists of the Following:

June 30,                                                      1998        1997
                                                              ----        ----


Installment note payable to bank requiring
 monthly payments of $18,056 plus interest
 at .5% over prime until maturity in June 1999,
 secured by the pledge of all assets and
 guarantee by the shareholders                              $213,696    $465,346

Installment notes payable to bank secured by vehicles:

 Requiring monthly payments of $777, including
  interest at 9.11% until maturity in December
  2000                                                        19,151      27,868

 Requiring monthly payments of $729, including
  interest at 8% which was paid off in October
  1997                                                          --        31,961
                                                            --------    --------


                                                             232,847     525,175
 Less  - current portion                                     218,000     256,000
                                                            --------    --------


                                                            $ 14,847    $269,175
                                                            ========    ========

Principal repayments of long term debt are as follows:

                June 30, 1999                         $218,000
                June 30, 2000                            6,300
                June 30, 2001                            8,547

                                                      $232,847

                                                                DIVERSITEC, INC.
                                                              (AN S-CORPORATION)

                                                   NOTES TO FINANCIAL STATEMENTS
                                                                     (CONTINUED)
--------------------------------------------------------------------------------
4. ACQUISITION OF STOCKHOLDER INTEREST

     One of the Company's stockholders passed away in July 1997. The Company repurchased his stock (267 shares) under an existing Buy-Sell agreement, which required payments equal to "life insurance" proceeds and a year's distribution of profits". The Company paid the $1.5 million in life insurance proceeds it received, and tendered an offer of $300,000 representing management's anticipation of one year's distribution of profits through the anniversary date of the stockholder's death. The tendered offer was disputed by the estate and during September 1998 a settlement was reached which provided for an additional payment of $810,627 for the stock repurchase and $400,000 in compensation expense. All amounts related to the settlement have been accrued in the financial statements as of June 30, 1998.

5. COMMITMENTS

     The Company leases part of its facilities from a related corporation owned by two of the stockholders. The lease, which is renewable annually requires monthly payments of $4,000. Another part of the facilities are rented from a partnership owned by the shareholders and the estate of the deceased shareholder. No formal lease has been established in connection with the partnership property but monthly payments of $5,415 are being made.

     The Company maintains its operating cash account in one of the larger regional Virginia banks. Bank balances are usually in amounts in excess of federally insured limits resulting in a concentration of credit risk.